UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 14, 2005

priceline.com Incorporated

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-25581	06-1528493
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue
Norwalk, Connecticut 06854

(Address of Principal Executive Offices and Zip Code)

(203) 299-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 14, 2005, priceline.com ACME Limited (the “Acquirer”), a newly formed, wholly (indirectly) owned English subsidiary of priceline.com Incorporated (the “Company”), entered into a Share Sale and Purchase Agreement with shareholders and option holders of Bookings B.V. (“Bookings”), one of Europe’s leading providers of online services for booking hotel reservations.  The Share Sale and Purchase Agreement is described in greater detail in section 2.01 below.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

Pursuant to the Share Sale and Purchase Agreement, the Acquirer acquired 100% of the total issued share capital of Bookings.  The total consideration for all of the Bookings shares was approximately $135 million, including direct acquisition costs and certain post-closing adjustments.  Substantially all of the total consideration for the Bookings shares was paid in available cash.

As part of the transaction, the Company, priceline.com International Limited (“New UK Holding”), a newly formed, wholly (indirectly) owned English subsidiary of the Company and direct owner of the Acquirer, and the Acquirer entered into arrangements with six key members of the management of Bookings.  Under these arrangements, the key managers purchased securities in the form of Series C ordinary shares of New UK Holding, representing approximately 6% of the share capital of New UK Holding for a total consideration of approximately £10.6 million (approximately $18.7 million).  In addition, the key managers of Bookings were granted restricted stock units that are payable in Series C ordinary shares of New UK Holding with an aggregate fair market value of approximately $1,000,000.  Subject to certain exceptions, these granted restricted stock units will vest on February 1, 2008.  The restricted stock units will not vest if the manager is not a “good leaver” or no longer a “group” employee at the vesting date.  The definition of “good leaver” includes managers who are dismissed, other than for cause, following a change in control of the Company.

As provided in the Articles of Association of New UK Holding, the holders of the Series C ordinary shares have the right to put their shares to the Company (through a wholly (indirectly) owned subsidiary) and the Company (through a wholly (indirectly) owned subsidiary) has the right to call the Series C ordinary shares, in each case at a purchase price reflecting the fair market value of the shares at the time of exercise.  Subject to certain exceptions, one-third of the granted Series C ordinary shares will be subject to the put and call options in each of 2006, 2007 and 2008, respectively, during the relevant annual option exercise period.  Moreover, subject to certain exceptions, all of the Series C ordinary shares issuable under the granted restricted stock units will be subject to put and call options in August 2008.

Certain employees of Bookings were also granted an aggregate of 150,000 non-qualified stock options to acquire shares of the common stock of the Company under the priceline.com Incorporated 1999 Omnibus Plan, as amended (the “Plan”). In addition, certain managers of Bookings were granted an aggregate of approximately 54,000 restricted stock units that are payable in common shares of the Company under the Plan.  The grant of these restricted stock units payable in common shares of the Company was in lieu of cash consideration that those managers of Bookings were to be paid under the existing Bookings employee retention plan.  Subject to certain exceptions, including accelerated vesting upon certain events constituting a change of control, the restricted stock units granted pursuant to the Plan will vest ratably over a three-year period, with one-third of the restricted stock units to vest on the first, second and third anniversaries of the date of the grant of such restricted stock units.

The restricted stock units of New UK Holding, and the restricted stock units and non-qualified stock options of the Company, were issued to Bookings management as employee compensation arrangements in the ordinary course of business and were not part of the purchase price consideration.

The foregoing descriptions of the Share Sale and Purchase Agreement and the Articles of Association of New UK Holding do not purport to be complete and are qualified in their entirety by

2

reference to the complete texts of the agreement and the articles of association which are included as Exhibits 10.1 and 2.1, respectively, and incorporated herein by reference.  The Articles of Association of New UK Holding were amended on September 28, 2005, to reflect modifications made thereto since its inception.  The articles of association, as amended, are filed herewith.

Item 9.01.                                          Financial Statements and Exhibits.

(a)                                  Financial statements of business acquired.

The following financial statements of Bookings B.V. are included herein:

Consolidated balance sheet as at 31 December 2004;

Consolidated profit and loss account for the year ended 31 December 2004;

Consolidated cash flow statement for the year ended 31 December 2004;

Notes to the 2004 consolidated financial statements;

Independent auditors' report;

Consolidated unaudited balance sheet as at 30 June 2005;

Consolidated unaudited profit and loss account for the six months ended 30 June 2005 and 2004;

Consolidated unaudited cash flow statement for the six months ended 30 June 2005 and 2004; and

Notes to the unaudited consolidated financial statements for the six months ended 30 June 2005 and 2004.

(b)                                 Pro forma financial information.

The following pro forma financial information is included herein:

Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2005;

Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2004;

Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2005; and

Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

(c)                                  Exhibits.

Exhibit No.	Description

2.1	Articles of Association of priceline.com International Limited, as amended.

10.1*	Share Sale and Purchase Agreement dated July 14, 2005 by and between priceline.com ACME Limited and Blue Sky Investments B.V.

23.1	Consent of KPMG Accountants N.V.

* Document previously filed as Exhibit 2.1 to priceline.com Incorporated Form 8-K filed July 20, 2005.

3

Bookings B.V. and subsidiaries

Consolidated financial statements for the year ended 31 December 2004

Contents

Consolidated balance sheet as at 31 December 2004

Consolidated profit and loss account for the year ended 31 December 2004

Consolidated cash flow statement for the year ended 31 December 2004

Notes to the 2004 consolidated financial statements

Independent auditors’ report

i

Consolidated balance sheet as at 31 December 2004

		2004
		EUR

Fixed assets
Intangible fixed assets	3	31,362
Tangible fixed assets	4	310,766
Financial fixed assets	5	—
Total fixed assets		342,128

Current assets
Receivables and other	6	4,340,483
Cash	7	992,209
Total current assets		5,332,692

Current liabilities	8	(2,917,646)
Working capital		2,415,046
Total assets less current liabilities		2,757,174

Shareholders’ equity	9
Issued and paid-up share capital		72,016
Share premium reserve		976,596
Other reserves		1,010,513
Result for the year		698,049
Total shareholders’ equity		2,757,174

See accompanying notes to Consolidated Financial Statements

Consolidated profit and loss account for the year ended 31 December 2004

		2004
		EUR

Sales		13,008,827
Cost of sales		(2,158,003)
Gross margin		10,850,824

Personnel expenses	11	(4,476,491)
Amortisation of intangible fixed assets	3	(950,603)
Depreciation of tangible fixed assets	4	(135,561)
Selling, general and administrative expenses		(4,247,949)
		(9,810,604)
Operational income		1,040,220

Financial income	12	52,638
Income before taxation		1,092,858

Corporate income tax	13	(394,809)
Income from participations	5	—
Income after taxation		698,049

See accompanying notes to Consolidated Financial Statements

Consolidated cash flow statement for the year ended 31 December 2004

	2004
	EUR	EUR

Cash flow from operating activities

Income after taxation for the year		698,049

Adjustments to reconcile net income to net cash from operating activities:
• Increase in receivables	(636,087)
• Increase in current liabilities	280,094
• Amortisation of intangible fixed assets	950,603
• Depreciation of tangible fixed assets	135,561
		730,171
Net cash provided by operating activities		1,428,220

Cash flow from investing activities

Investments in tangible fixed assets	(288,355)
Investments in associated equities (net)	(759)
Net cash used in investing activities		(289,114)

Cash flow from financing activities

Issue of share capital	259,986
Decrease in loans	(763,334)
Net cash used in financing activities		(503,348)
Increase in cash at bank		635,758

Cash at bank at the beginning of the year		356,451
Cash at bank at the end of the year		992,209
Increase in cash at bank		635,758

See accompanying notes to Consolidated Financial Statements

Notes to the 2004 consolidated financial statements

1                                         General

Bookings B.V. and subsidiaries (the Company) was founded in the Netherlands on 23 June 1997. The Company’s principal activity is to provide services for hotel reservations on the Internet.

On 1 January 2004, Boekingspunt Nederland B.V. acquired Net47 Holdings  B.V. Afterwards, Boekingspunt Nederland B.V. changed its name to Bookings B.V. Prior to the merger both Boekingspunt Nederland B.V. and Net47 Holdings B.V. were fully owned subsidiaries of Blue Sky Investments B.V. The ultimate parent of Bookings B.V. remains Blue Sky Investments B.V.

2                                         Summary of principal accounting policies for the Company

Basis of presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the Netherlands (Dutch GAAP).

Consolidation

The Company owns the following subsidiaries:

•	Bookings Europe B.V., Amsterdam, the Netherlands	100	%.
•	Bookingsportal B.V., Amsterdam, the Netherlands	100	%.
•	Bookings SAS, Paris, France	100	%.
•	IS Bookings GmbH, Berlin, Germany	100	%.
•	Bookings Hispanica SL, Barcelona, Spain	100	%.
•	Bookings America’s S.A. Santiago, Chile	100	% (legal 60%).
•	Bookings Asia Private Ltd., Singapore	100	%.
•	Global Bookings Connection B.V., The Hague, the Netherlands	23	%.

The consolidated financial statements include the financial statements of all the above companies, except for the subsidiaries Bookings America’s S.A. (Santiago, Chile), Bookings Asia Private Ltd. (Singapore) and Global Bookings Connection B.V., which are accounted for using the equity method.

The subsidiaries Bookings America’s S.A. (Santiago, Chile) and Bookings Asia Private Ltd. (Singapore) are not consolidated because of the immateriality of the figures.

Bookings B.V. has 100% control of the subsidiary Bookings America’s S.A. (Santiago, Chile). However, because of legal regulations Bookings B.V. owns only 60% of the shares.

Intercompany transactions and balances have been eliminated in the consolidated financial statements.

Foreign currencies

Assets and liabilities expressed in foreign currencies are converted into euros at rates of exchange ruling at the balance sheet date. Transactions in foreign currencies are converted at the rates approximating those in effect at the dates of the transactions. The resulting exchange differences are recognised in the profit and loss account. All consolidated subsidiaries use the EUR as their functional currency.

Intangible fixed assets

Intangible fixed assets in the consolidated financial statements comprise goodwill arising on the acquisition of Bookings Europe B.V. and business operations, licenses (comprising purchased hotel contracts and intellectual proprietary rights) and software. Goodwill, licenses and software are amortised on a straight-line basis over a period of 3-5 years.

Tangible fixed assets

Tangible fixed assets are valued at historical cost less depreciation.

Depreciation is provided on a straight-line basis over its expected useful lives as follows:

•	Furniture and other equipment	: 4 years.
•	Hardware	: 3 years.

Financial fixed assets

The item financial fixed assets entails investments in foreign companies which are stated at net equity value and long-term receivables from group companies which are stated at nominal value, less provisions where appropriate. Non consolidated companies are valued against net equity value. Both investments in foreign companies and non consolidated companies are valued against fair values in case of impairment.

Trade receivables

Trade receivables are stated at nominal value less a bad-debt provision where appropriate.

Other assets and liabilities

All items are stated at nominal value, except where a different basis of valuation has been indicated in these financial statements.

Sales and expense recognition

Sales are net of value added taxes. Sales represent commissions earned from hotels and are recognized upon the moment the hotel reservations have been fulfilled. All costs are recognised on the basis of accrual accounting. Cost of sales represent fees for realized sales through portals of third parties.

Corporate income tax

Taxes on result are calculated at current income tax rates on the current result. Tax credits and permanent differences between fiscal accounting policies and the Company’s accounting policies are taken into account.

3                                         Intangible fixed assets

	Goodwill	Licenses	Software	Total
	EUR	EUR	EUR	EUR

Historical cost:
• Balance as at 1 January 2004	153,015	1,150,000	8,388	1,311,403
• Additions	759	—	—	759
• Balance as at 31 December 2004	153,774	1,150,000	8,388	1,312,162

Accumulated amortization:
• Balance as at 1 January 2004	91,809	230,000	8,388	330,197
• Amortisation for the year	30,603	920,000	—	950,603
• Balance as at 31 December 2004	122,412	1,150,000	8,388	1,280,800
Net book value as at 31 December 2004	31,362	—	—	31,362

The goodwill has arisen from the acquisition of Bookings Europe B.V.

Licenses concern hotel contracts and intellectual property rights for Germany, Belgium and Luxemburg acquired from the seller Internet Bookings Organisation V.O.F., for an amount of EUR 1,150,000. Until 2004, these licenses were amortised on a straight-line basis over a period of 10 years. In 2004, the Company has estimated the remaining useful life of these licenses as less than 1 year. Therefore, the remaining net book value as at 1 January 2004 has been amortised in 2004.

4                                         Tangible fixed assets

	Hardware	Furniture	Total
	EUR	EUR	EUR

Historical cost:
• Balance as at 1 January 2004	296,680	73,018	369,698
• Additions	238,312	50,043	288,355
• Balance as at 31 December 2004	534,992	123,061	658,053

Accumulated depreciation:
• Balance as at 1 January 2004	165,106	46,620	211,726
• Depreciation for the year	119,513	16,048	135,561
• Balance as at 31 December 2004	284,619	62,668	347,287
Net book value as at 31 December 2004	250,373	60,393	310,766

5                                         Financial fixed assets

The subsidiaries Bookings Americas S.A. (Santiago, Chile), Bookings Asia Private Ltd. (Singapore) and Global Bookings Connection B.V. are accounted for using the equity method. Because of continuing negative results and poor expectations, all investments in the mentioned companies including intercompany loans have been revaluated to nil in the past. The Company does not have any commitments or guarantees on the obligations of these entities.

6                                         Receivables and other

2004
EUR

Trade receivable, net of bad debt reserve	1,244,794
Amounts to be invoiced	1,050,000
Receivable from parent company	1,511,917
Value added tax	19,499
Wage tax and social security premiums	6,269
Prepaid keyword marketing costs	290,979
Other receivables	217,025
4,340,483

The receivable from parent company as at 31 December 2004 includes 5% interest on the average outstanding balance.

7                                         Cash

2004
EUR

ABN AMRO Bank	874,021
Other banks	108,988
Cheques	8,118
Cash	1,082
992,209

All cash is available on demand, except for an amount of EUR 65,681 that is restricted with a bank guarantee provided by Rabobank.

The balance of the ABN AMRO Bank represents the netted balance with of all consolidated companies. Bookings B.V. and all its Dutch subsidiaries have obtained joint credit facilities from ABN AMRO Bank for an amount of EUR 1,000,000. Nothing is outstanding at the end of 31 December 2004. Tangible fixed assets and receivables are pledged as collateral. Interest rate is based on ABN AMRO Euro Basis Interest (3.25% minimum) plus 175 basis points.

8                                         Current liabilities

2004
EUR

License IBO	385,107
Payables to suppliers	821,625
Wage tax and social security contributions	188,725
Corporate income tax	738,854
Other payables and accrued expenses	783,335
2,917,646

License IBO relates to the purchase of intangible fixed assets as referred to in note 3. The payment terms are based on consolidated turnover and solvency of the Company. Annual payments consist of 3% of the consolidated turnover with minimum payments of EUR 84,400 per annum. Connected with this transaction, a bank guarantee for the amount of EUR 90,000 was provided. The Company and its current and potential future subsidiaries have the obligation to pay the total acquisition price of IBO as well as potential buyers of the Company that succeed to the activities of the Bookings concept. The balance as per 31 December 2004 represents the original liability of EUR 1,150,000 less actual payments in 2003 and 2004. In 2005, the remaining part of this liability amounting to EUR 385,107 will be redeemed. Accordingly, this liability has been transferred to the current liabilities.

9                                         Shareholders’ equity

	Issued and paid-up share capital	Share premium reserve	Translation reserve	Other reserves	Result for the year	Total
	EUR	EUR	EUR	EUR	EUR	EUR

Balance as at 1 January 2004	70,920	717,706	(26,670)	492,707	544,476	1,799,139
Issuance of new shares	1,096	258,890	—	—	—	259,986
Appropriation of result after taxation	—	—	—	544,476	(544,476)	—
Net result for the year	—	—	—	—	698,049	698,049
Release from translation reserve	—	—	26,670	(26,670)	—	—
Balance as at 31 December 2004	72,016	976,596	—	1,010,513	698,049	2,757,174

The Company’s authorised share capital amounts to EUR 90,000 and consists of 90,000 shares of EUR 1 each. As at 31 December 2004, 72,016 shares have been issued and paid in.

As a consequence of the legal merger of Boekingspunt Nederland B.V. (acquiring company) with Net47 Holdings B.V. as of 1 January 2004, Boekingspunt Nederland B.V., has issued 1,096 ordinary shares which have been paid up with assets and liabilities of Net47 Holdings B.V. amounting to EUR 259,986 resulting in an issued and paid-up share capital of EUR 1,096 and a share premium reserve of EUR 258,890.

Under Dutch law, pursuant to the decision of the shareholders the result for the year 2003 has been transferred to other reserves.

10                                  Commitments

The rental commitment of office premises amounts to EUR 0.3 million annually. This rental agreement expires in January 2012. The total rental commitment until January 2012 amounts to approximately EUR 2.1 million

In December 2004, Bookings B.V. entered into an agreement with respect to the acquisition of the domain name Booking.com. The transfer of the domain name will take place after the payment of the purchase price of EUR 500,000. Bookings B.V. paid this amount in the beginning of 2005.

The Dutch companies are part of the fiscal unity for the corporate income tax of the parent company Blue Sky Investments B.V. Bookings B.V. is therefore jointly and severally liable for the corporate income tax liability of the fiscal entity as a whole.

The Dutch companies are part of the fiscal unity for VAT of the parent company Blue Sky Investments B.V. Bookings B.V. is therefore jointly and severally liable for the VAT liability of the fiscal unity as a whole.

11                                  Personnel expenses

2004
EUR

Salaries	3,202,717
Social security contributions	339,710
Pension costs	44,799
Other staff expenses	889,265
4,476,491

During the year ended 31 December 2004, the group had 100 employees on an average full-time-equivalent (FTE) basis. At year-end, the number of employees (FTE) amounts to 99.

12                                  Financial result

2004
EUR

Interest income on receivable from parent company	73,930
Interest expenses net on bank	(21,292)
52,638

For cash balances and bank overdrafts at ABN AMRO Bank and Rabobank, interest compensation arrangements are in place.

13                                  Corporate income tax

2004
EUR

Tax on result	394,809

Management has the expectation, that the change in accounting policies regarding the amortisation of licences will be accepted by the tax authorities. Therefore, no deferred tax position has been taken into account. No provisions have been made for discussions with the tax authorities as management is confident about the outcome.

The discussed items concern the write-off of licenses for the Australian/African areas in 2001 amounting to EUR 213,159 and the write-off of loans to consolidated (foreign) companies amounting to EUR 279,246 (up to and including 2001).

14                                  Summary of differences between the accounting principles generally accepted in the Netherlands and the United States of America as they affect the Company’s financial statements

The consolidated financial statements of Bookings B.V. and subsidiaries were prepared in accordance with generally accepted accounting principles in the Netherlands (Dutch GAAP), which differs in certain respects from generally accepted accounting principles in the United States of America (US GAAP).

The following is a summary of the adjustments to shareholders’ equity and net income which would have been required if US GAAP had been applied instead of Dutch GAAP.

		2004
		EUR

Shareholders’ equity – Dutch GAAP		2,757,174
Keyword marketing costs	(a)	(290,979)
Consolidate subsidiary	(b)	14,252
Push-down accounting on Bookings B.V.	(c)	9,978,885
Capitalization of internal use software costs	(d)	481,058
Receivable from parent company	(e)	(1,511,917)
Cumulative tax effect of US GAAP differences	(f)	(1,838,330)
Shareholders’ equity – US GAAP		9,590,143

Net income for the year ended 31 December 2004 under US GAAP would be as follows versus that reported under Dutch GAAP.

		2004
		EUR

Net income – Dutch GAAP		698,049
Keyword marketing costs	(a)	(201,303)
Consolidate subsidiary	(b)	(92,363)
Push-down accounting on Bookings B.V.	(c)	(208,566)
Capitalization of internal use software costs	(d)	299,439
Cumulative tax effect of US GAAP differences	(f)	34,786
Net income – US GAAP		530,042

(a) Keyword Marketing Costs

Under Dutch GAAP, a portion of keyword marketing costs have been capitalized and then expensed in future periods to match the costs with sales. Under US GAAP, these expenditures are considered period costs and are expensed as incurred. The adjustment recognizes the impact under US GAAP of not capitalizing the keyword marketing costs at the balance sheet date as well as the effect on net profit (loss) of expensing such costs as incurred.

(b) Consolidate subsidiary

The consolidated financial statements do not include the Company’s wholly owned subsidiary, Bookings Asia Private Ltd. (Singapore), because of the immateriality of the figures. The subsidiary is accounted for using the equity method. However, because of continuing negative results and poor expectations, the company has been revaluated to nil prior to 2004. Under US GAAP, majority owned or controlled subsidiaries are consolidated. The adjustment recognizes the impact under US GAAP of consolidating Bookings Asia Private Ltd. (Singapore) at the balance sheet date as well as the effect on net profit (loss) of recording a provision under Dutch GAAP in 2003, which represented the estimated costs of liquidating Bookings Asia Private Ltd. (Singapore). The decision to liquidate Bookings Asia Private Ltd. (Singapore) was taken in 2004 at which point, the costs of liquidating are recorded for US GAAP purposes. The net adjustment to equity at 31 December 2004 amounting to EUR 14,252 represents the remaining net realizable assets of Bookings Asia Private Ltd. (Singapore).

(c) Push-down accounting of Bookings B.V.

In 2003 Blue Sky Investments B.V. acquired Bookings B.V., whereby Bookings B.V. became a wholly owned subsidiary of Blue Sky Investments B.V. As permitted under Dutch GAAP, Bookings B.V. did not apply pushdown accounting on its separate financial statements. Under US Securities and Exchange Commission Staff Accounting Bulletin 54 “Application of “Pushdown” Basis of Accounting in Financial Statements of Subsidiaries Acquired by Purchase,” Bookings B.V. is required to apply pushdown accounting as a result of the acquisition.

The purchase price of the acquisition was approximately EUR 10.1 million, paid by cash of EUR 8,1 million and stock. Based on an independent valuation, the Company allocated EUR 0.4 million to net assets, EUR 4.3 million as Goodwill and EUR 7.8 million as identified intangibles, including supply and distribution relationships, customer lists, tradenames and internal use software. The acquired intangible assets are being amortized on a straight-line basis over a period of three months to thirteen years. The deferred tax regarding the identified intangibles amounts to EUR 2.4 million.

This adjustment recognizes the impact under US GAAP of applying push down accounting at the balance sheet date as well as the effect on net profit (loss) of the incremental amortization of the intangibles therein compared to the amortization as historically recorded for the respective periods.

(d) Capitalization of internal use software costs

Dutch GAAP permits internal use software development costs to be expensed as incurred. Under US GAAP, Statement of Position 98-1 Accounting for the Costs of Computer Software Developed or Obtained for Internal Use provides guidance on accounting for the costs of computer software developed or obtained for internal use. This adjustment recognizes under US GAAP, the impact of capitalizing the costs of computer software developed for internal use at the balance sheet date as well as the effect on net income (loss) of such capitalization and the related amortization therein for the year.

(e) Receivable from parent company

The parent company Blue Sky Investments B.V. is a holding company, whose principal asset is the investment in Bookings B.V. Accordingly this receivable from parent company is classified as a reduction of shareholders’ equity for US GAAP purposes.

(f) Cumulative tax effect of US GAAP differences

The adjustment recognizes the tax impact of the various identified adjustments to reconcile between Dutch GAAP and US GAAP at the balance sheet date as well as the effect on net profit (loss). The tax effect is recorded at the statutory tax rate in effect for the Netherlands of 31.5%. The adjustment related to Bookings Asia Private Ltd. (Singapore) is not tax effected as the resulting benefit is not likely to be realized. Goodwill related to the push-down accounting of Bookings B.V. is also not tax effected.

Presentation and classification differences

Consolidated balance sheet

The format of a consolidated balance sheet prepared in accordance with Dutch GAAP differs in certain respects from US GAAP. Dutch GAAP requires assets to be presented in ascending order of liquidity, whereas under US GAAP such assets are presented in descending order of liquidity.

Consolidated cash flow statement

The format of a consolidated cash flow statement prepared in accordance with Dutch GAAP differs in certain respects from US GAAP. Under Dutch GAAP movements in restricted cash is shown as change in the cash and bank position, whereas under US GAAP such change is shown as investing activity.

15                                  Subsequent events

On 14 July 14 2005, priceline.com ACME Limited (the “Acquirer”), a newly formed, wholly (indirectly) owned English subsidiary of priceline.com Incorporated, entered into a Share Sale and Purchase Agreement with shareholders and option holders of Bookings B.V. On 14 July 2005, pursuant to the Share Sale and Purchase Agreement, the Acquirer acquired 100% of the total issued share capital of Bookings B.V.

In March 2005 a dividend amounting to EUR 1,500,000 has been distributed to the shareholder of Bookings B.V. This dividend has been adjusted against the receivable from parent company.

Independent auditors’ report

To Board of Directors of Bookings B.V.

We have audited the accompanying consolidated balance sheet of Bookings B.V. (formerly known as Boekingspunt Nederland B.V.) and subsidiaries as at 31 December 2004 and the related consolidated profit and loss account and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bookings B.V. and subsidiaries as at 31 December 2004 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the Netherlands.

Accounting principles generally accepted in the Netherlands vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in note 14 to the consolidated financial statements.

/s/ KPMG Accountants N.V.

Amstelveen, the Netherlands

28 September 2005

Bookings B.V.

Consolidated Financial
Statements for the Six Months
Ended 30 June 2005 and 2004

Unaudited

Contents

Consolidated unaudited balance sheet as at 30 June 2005

Consolidated unaudited profit and loss account for the six months ended 30 June 2005 and 2004

Consolidated unaudited cash flow statement for the six months ended 30 June 2005 and 2004

Notes to the unaudited consolidated financial statements for the six months ended 30 June 2005 and 2004

i

Consolidated Balance Sheet as at 30 June 2005

(before appropriation of result)

Unaudited

		2005
		EUR

Fixed assets
Intangible fixed assets	3	518,562
Tangible fixed assets	4	387,221
Financial fixed assets	5	—
		905,783

Current assets
Receivables and other	6	7,253,698
Cash	7	300,613
		7,554,311

Current liabilities	8	(4,470,230)
Working capital		3,084,081
Total assets less current liabilities		3,989,864

Shareholders’ equity	9
Issued and paid-up share capital		72,016
Share premium reserve		976,596
Other reserves		208,562
Result for the six-month period		2,732,690
Total shareholders’ equity		3,989,864

See accompanying notes to the unaudited consolidated financial statements

2

Consolidated Profit and Loss Account for the Six Months Ended 30 June 2005 and 2004

Unaudited

		2005	2004
		EUR	EUR

Sales		12,917,161	5,241,379
Cost of sales		(1,651,405)	(952,314)
Gross margin		11,265,756	4,289,065

Personnel expenses	11	(2,652,533)	(2,214,732)
Amortisation of intangible fixed assets	3	(15,300)	(72,798)
Depreciation of tangible fixed assets	4	(96,134)	(63,010)
Selling, general and administrative expenses		(4,487,479)	(1,796,045)
		(7,251,446)	(4,146,585)
Operational income		4,014,310	142,480

Financial expense	12	(17,951)	(21,173)
Income before taxation		3,996,359	121,307

Corporate income tax	13	(1,263,669)	(47,129)
Income from participations	5	—	—
Income after taxation		2,732,690	74,178

See accompanying notes to the unaudited consolidated financial statements

3

Consolidated cash flow statement for the six months ended 30 June 2005 and 2004

Unaudited

	2005		2004
	EUR	EUR	EUR	EUR

Cash flow from operating activities
Income after taxation for the period		2,732,690		74,178

Adjustments to reconcile net income to net cash from operating activities:
• (Increase)/decrease in receivables	(4,413,215)		546,398
• Increase/(decrease) in current liabilities	1,552,584		(845,023)
• Amortisation of intangible fixed assets	15,300		72,798
• Depreciation of tangible fixed assets	96,134		63,010
		(2,749,197)		(162,817)
Net cash used in operating activities		(16,507)		(88,639)

Cash flow from investing activities
Investments in intangible fixed assets	(502,500)		—
Investments in tangible fixed assets	(172,589)		(169,238)
Net cash used in investing activities		(675,089)		(169,238)

Cash flow from financing activities
Issue of share capital	—		259,986
Decrease in loans	—		(116,132)
Net cash provided by financing activities		—		143,854
Decrease in cash at bank		(691,596)		(114,023)

Cash at bank at the beginning of the period		992,209		356,451
Cash at bank at the end of the period		300,613		242,428
Decrease in cash at bank		(691,596)		(114,023)

See accompanying notes to the unaudited consolidated financial statements

4

Notes to the unaudited consolidated financial statements

1                                         General

Bookings B.V. and subsidiaries (the Company) was founded in the Netherlands on 23 June 1997. The Company’s principal activity is to provide services for hotel reservations on the Internet.

On 1 January 2004, Boekingspunt Nederland B.V. acquired Net47 Holdings B.V. Afterwards, Boekingspunt Nederland B.V. changed its name to Bookings B.V. Prior to the merger both Boekingspunt Nederland B.V and Net47 Holdings B.V. were fully owned subsidiaries of Blue Sky Investments B.V. The ultimate parent of Bookings B.V. remains Blue Sky Investments B.V.

2                                         Summary of principal accounting policies for the Company

Basis of presentation

The accompanying financial statements have been prepared in accordance with principles of accounting generally accepted in the Netherlands and include all normal and recurring adjustments that management considers necessary for a fair presentation of its financial position and operating results.  The Company has condensed or omitted certain footnotes or other financial information that are normally required for annual financial statements.  These statements should be read in combination with the annual audited financial statements for the year ended 31 December 2004.

Revenues, expenses, assets and liabilities can vary during each quarter of the year.  Therefore, the results and trends in these interim financial statements may not be the same as those for the full year.

Consolidation

The Company owns the following subsidiaries:

•	Bookings Europe B.V., Amsterdam, the Netherlands	100	%.
•	Bookingsportal B.V., Amsterdam, the Netherlands	100	%.
•	Bookings SAS, Paris, France	100	%.
•	Bookings Deutschland GmbH, Berlin, Germany	100	%.
•	Bookings Hispanica SL, Barcelona, Spain	100	%.
•	Bookings Italy Srl, Pisa, Italy	100	%.
•	Bookings America’s S.A. Santiago (Chile)	100	% (legal 60%).
•	Bookings Asia Private Ltd., Singapore	100	%.
•	Global Bookings Connection B.V., The Hague (the Netherlands)	23	%.

The consolidated financial statements include the financial statements of all the above companies, except for the subsidiaries Bookings Asia Private Ltd. (Singapore), Bookings

5

Americas S.A. (Chile) and Global Bookings Connection B.V., which are accounted for using the equity method.

The subsidiaries Bookings Asia Private Ltd. (Singapore) and Bookings Americas S.A. (Chile) are not consolidated because of the immateriality of the figures.

Bookings B.V. has 100% control of the subsidiary Bookings Americas S.A. (Chile). However, because of legal regulations Bookings B.V. owned only 60% of the shares.

Intercompany transactions and balances have been eliminated in the consolidated financial statements.

Foreign currencies

Assets and liabilities expressed in foreign currencies are converted into euros at rates of exchange ruling at the balance sheet date. Transactions in foreign currencies are converted at the rates approximating those in effect at the dates of the transactions. The resulting exchange differences are recognised in the profit and loss account. All consolidated subsidiaries use the EUR as their functional currency.

Intangible fixed assets

Intangible fixed assets in the consolidated financial statements comprise goodwill arising on the acquisition of Bookings Europe B.V. and business operations, licenses (comprising purchased hotel contracts and intellectual proprietary rights) and software. Goodwill, licenses and software are amortised on a straight-line basis over a period of 3-5 years.

Tangible fixed assets

Tangible fixed assets are valued at historical cost less depreciation.

Depreciation is provided at the following rates on a straight-line basis over its expected useful life to write off the cost of each asset:

•	Furniture and other equipment	: 4 years.
•	Hardware	: 3 years.

Financial fixed assets

The item financial fixed assets entails investments in foreign companies which are stated at net equity value and long-term receivables from group companies which are stated at nominal value, less provisions where appropriate. Non consolidated companies are valued against net equity value. Both investments in foreign companies and non consolidated companies are valued against fair values in case of impairment.

6

Trade receivables

Trade receivables are stated at nominal value less a bad-debt provision where appropriate.

Other assets and liabilities

All items are stated at nominal value, except where a different basis of valuation has been indicated in these financial statements.

Sales and expense recognition

Sales are net of value added taxes. Sales represent commissions earned from hotels and are recognized upon the moment the hotel reservations have been fulfilled. All costs are recognised on the basis of accrual accounting. Cost of sales represent fees for realized sales through portals of third parties.

Corporate income tax

Taxes on result are calculated at current income tax rates on the current result. Tax credits and permanent differences between fiscal accounting policies and the Company’s accounting policies are taken into account.

3                                         Intangible fixed assets

	Goodwill	Licenses/ domain names	Software	Total
	EUR	EUR	EUR	EUR

Historical cost:
• Balance as at 1 January 2005	153,774	1,150,000	8,388	1,312,162
• Additions	—	502,500	—	502,500
• Balance as at 30 June 2005	153,774	1,652,500	8,388	1,814,662

Accumulated amortization:
• Balance as at 1 January 2005	122,412	1,150,000	8,388	1,280,800
• Amortisation for the period	15,300	—	—	15,300
• Balance as at 30 June 2005	137,712	1,150,000	8,388	1,296,100
Net book value as at 30 June 2005	16,062	502,500	—	518,562

7

The goodwill has arisen from the acquisition of Bookings Europe B.V.  Bookings B.V. acquired the domain name Booking.com in the beginning of 2005 for EUR 502,500.

Licenses concern acquired hotel contracts and intellectual property rights for the areas Germany, Belgium and Luxemburg from the seller Internet Bookings Organisation V.O.F., for an amount of EUR 1,150,000. Until 2004, these licenses were amortised on a straight-line basis over a period of 10 years. During 2004 management elected to change its method of accounting to amortisation based on the sales in the areas related to these licenses. As a consequence, the amortisation of the licenses for the six months ended 30 June 2005, amounts to EUR 0.

4                                         Tangible fixed assets

	Hardware	Furniture	Total
	EUR	EUR	EUR

Historical cost:
• Balance as at 1 January 2005	534,992	123,061	658,053
• Additions	169,254	3,335	172,589

Balance as at 30 June 2005	704,246	126,396	830,642

Accumulated depreciation:
• Balance as at 1 January 2005	284,619	62,668	347,287
• Depreciation for the period	85,924	10,210	96,134

Balance as at 30 June 2005	370,543	72,878	443,421
Net book value as at 30 June 2005	333,703	53,518	387,221

5                                         Financial fixed assets

The subsidiaries Bookings Americas S.A. (Chile), Bookings Asia Private Ltd. (Singapore) and Global Bookings Connection B.V. are accounted for using the equity method. Because of continuing negative results and poor expectations, all investments in the mentioned companies including intercompany loans have been revaluated to nil in the past. The Company does not have any commitments or guarantees on the obligations of these entities.

8

6                                         Receivables and other

2005
EUR

Trade receivable, net of bad debt reserve	2,848,612
Amounts to be invoiced	2,900,000
Value added tax	49,777
Prepaid webmarketing expenses	1,262,144
Other receivables	193,165
7,253,698

7                                         Cash

2005
EUR

ABN AMRO Bank	11,970
Other banks	101,682
Cheques	186,961
300,613

All cash is available on demand, except for an amount of EUR 65,681 that is restricted by a bank guarantee provided by Rabobank.

The balance of the ABN AMRO Bank represents the netted balance of all consolidated companies. Bookings B.V. and all its Dutch subsidiaries have obtained joint credit facilities from ABN AMRO Bank for an amount of EUR 1,000,000. There are no borrowings outstanding under the credit facility as of 30 June 2005.  Tangible fixed assets and receivables are pledged as a collateral. Interest amounts to ABN AMRO Euro Basis Interest (3.25% minimum) plus 175 basis points.

9

8                                         Current liabilities

2005
EUR

License IBO	110,347
Payables to suppliers	252,855
Wage tax and social security contributions	323,693
Corporate income tax	66,838
Payable to parent company	1,502,465
Value added tax	92,865
Payables to distributors	708,000
Webmarketing payables	884,090
Other payables and accrued expenses	529,077
4,470,230

9                                         Shareholders’ equity

	Issued and paid-up share capital	Share premium reserve	Other reserves	Result for the period	Total
	EUR	EUR	EUR	EUR	EUR

Balance as at 1 January 2005	72,016	976,596	1,010,513	698,049	2,757,174
Appropriation of result after taxation	—	—	698,049	(698,049)	—
Net result for the period	—	—	—	2,732,690	2,732,690
Dividend	—	—	(1,500,000)	—	(1,500,000)
Balance as at 30 June 2005	72,016	976,596	208,562	2,732,690	3,989,864

10

The Company’s authorised share capital amounts to EUR 90,000 and consists of 90,000 shares of EUR 1 each. As at 30 June 2005, 72,016 shares have been issued and paid in.

In 2005 a dividend amounting to EUR 1,500,000 has been paid to the Company’s parent, Blue Sky Investments B.V., by forgiving this amount of receivable due.  This non-cash dividend is excluded from the unaudited consolidated cash flow statement.

10                                  Commitments

The rental commitment of office premises amounts to approximately EUR 0.3 million annually. This rental agreement expires in January 2012. The total rental commitment until January 2012 amounts to approximately EUR 1.9 million at 30 June 2005.

The Dutch companies are part of a fiscal unity for corporate income tax with the parent company Blue Sky Investments B.V. Bookings B.V. is therefore jointly and severally liable for the corporate income tax liability of the fiscal entity as a whole.  Such liability is recorded in current liabilities (see note 8).

The Dutch companies are part of the fiscal unity for VAT of the parent company Blue Sky Investments B.V. Bookings B.V. is therefore jointly and severally liable for the VAT liability of the fiscal unity as a whole.

11                                  Personnel expenses

	2005	2004
	EUR	EUR

Salaries	1,988,684	1,474,690
Social security contributions	280,584	226,412
Pension costs	30,021	22,054
Other staff expenses	353,244	491,576
	2,652,533	2,214,732

12                                  Financial result

	2005	2004
	EUR	EUR

Interest income	68,295	120,860
Interest expenses	(86,246)	(142,033)
	(17,951)	(21,173)

11

For cash balances and bank overdrafts at ABN AMRO Bank and Rabobank, interest compensation arrangements are in place.

13                                  Corporate income tax

	2005	2004
	EUR	EUR

Tax on result	1,263,669	47,129

The Company is part of a fiscal unity with its parent, Blue Sky Investments B.V. for corporation income tax purposes.  Therefore, the results of the group are included in the corporation income tax filing submitted by Blue Sky Investments B.V.  Corporate income tax has been recorded in the consolidated financial statements as though the group was a stand-alone taxpayer.

Management has the expectation, that the change in accounting policies regarding the amortisation of licences will be accepted by the tax authorities. Therefore, no deferred tax position has been taken into account. No provisions have been made for discussions with the tax authorities as management is confident about the outcome.

The discussed items concern the write-off of licenses for the Australian/African areas in 2001 amounting to EUR 213,159 and the write-off of loans to consolidated (foreign) companies amounting to EUR 279,246 (up to and including 2001).

14                                  Summary of the differences between the accounting principles generally accepted in the Netherlands and the United States of America as they affect the Company’s financial statements

The consolidated financial statements of Bookings B.V. and subsidiaries were prepared in accordance with generally accepted accounting principles in the Netherlands (Dutch GAAP), which differs in certain respects from generally accepted accounting principles in the United States of America (US GAAP).

12

The following is a summary of the adjustments to shareholders’ equity and net income which would have been required if US GAAP had been applied instead of Dutch GAAP.

	Notes	2005
		EUR
Shareholders’ equity – Dutch GAAP		3,989,864
Keyword marketing costs	(a)	(1,262,144)
Consolidate subsidiary	(b)	14,252
Pushdown accounting on Bookings B.V.	(c)	9,504,120
Capitalization of internal use software costs	(d)	671,134
Cumulative tax effect of US GAAP differences	(e)	(1,442,736)
Shareholders’ equity – US GAAP		11,474,490

Net profit (loss) for the six-month periods ended 30 June 2005 and 2004 under US GAAP would be as follows versus that reported under Dutch GAAP:

		2005	2004
		EUR	EUR
Net income – Dutch GAAP		2,732,690	74,178
Keyword marketing costs	(a)	(971,165)	(161,204)
Consolidate subsidiary	(b)	—	(92,363)
Pushdown accounting on Bookings B.V.	(c)	(474,765)	(506,787)
Capitalization of internal use software costs	(d)	190,076	149,720
Tax effect of US GAAP differences	(e)	395,594	163,255
Net income (loss) – US GAAP		1,872,430	(373,201)

(a) Keyword Marketing Costs

Under Dutch GAAP, a portion of keyword marketing costs have been capitalized and then expensed in future periods to match the costs with sales.  Under US GAAP, these expenditures are considered period costs and are expensed as incurred.  The adjustment recognizes the impact under US GAAP of not capitalizing the keyword marketing costs at the balance sheet date as well as the effect on net profit (loss) of expensing such costs as incurred.

(b) Consolidate subsidiary

The consolidated financial statements do not include the Company’s wholly owned subsidiary, Bookings Asia Private Ltd. (Singapore), because of the immateriality of the figures. The subsidiary is accounted for using the equity method. However, because of continuing negative results and poor expectations, the company has been revaluated to nil prior to 2004. Under US GAAP, majority owned or controlled subsidiaries are consolidated. The adjustment recognizes the impact under US GAAP of consolidating Bookings Asia Private Ltd. (Singapore) at the balance sheet date, as well as the effect on net profit (loss) of recording a provision under Dutch GAAP in 2003, which represented the estimated costs of liquidating Bookings Asia Private Ltd. (Singapore).  The decision to liquidate Bookings Asia Private Ltd. (Singapore) was taken in 2004 at which point, the costs of liquidating are recorded for US GAAP purposes. The net adjustment to equity at 30 June 2005 amounting to EUR 14,252 represents the remaining net realizable assets of Bookings Asia Private Ltd. (Singapore).

13

(c) Pushdown accounting of Bookings B.V.

In 2003 Blue Sky Investments B.V. acquired Bookings B.V., whereby Bookings B.V. became a wholly owned subsidiary of Blue Sky Investments B.V. As permitted under Dutch GAAP, Bookings B.V. did not apply pushdown accounting on its separate financial statements. Under US Securities and Exchange Commission Staff Accounting Bulletin 54 “Application of “Pushdown” Basis of Accounting in Financial Statements of Subsidiaries Acquired by Purchase,” Bookings B.V. is required to apply pushdown accounting as a result of the acquisition.

The purchase price of the acquisition was approximately EUR 10.1 million, paid by cash of EUR 8.1 million and stock. Based on an independent valuation, the Company allocated EUR 0.4 million to net assets, EUR 4.3 million as Goodwill and EUR 7.8 million as identified intangibles, including supply and distribution relationships, customer lists, tradenames and internal use software. The acquired intangible assets are being amortized on a straight-line basis over a period of three months to thirteen years. The deferred tax regarding the identified intangibles amounts to EUR 2.4 million.

This adjustment recognizes the impact under US GAAP of applying push down accounting at the balance sheet date as well as the effect on net profit (loss) of the incremental amortization of the intangibles therein compared to the amortization as historically recorded for the respective periods.

(d) Capitalization of internal use software costs

Dutch GAAP permits internal use software development costs to be expensed as incurred. Under US GAAP, Statement of Position 98-1 Accounting for the Costs of Computer Software Developed or Obtained for Internal Use provides guidance on accounting for the costs of computer software developed or obtained for internal use.  This adjustment recognizes under US GAAP, the impact of capitalizing the costs of computer software developed for internal use at the balance sheet date as well as the effect on net income (loss) of such capitalization and the related amortization therein for the period.

(e) Cumulative tax effect of US GAAP differences

The adjustment recognizes the tax impact of the various identified adjustments to reconcile between Dutch GAAP and US GAAP at the balance sheet date as well as the effect on net profit (loss).  The tax effect is recorded at the statutory tax rate in effect for the Netherlands of 31.5%.  The adjustment related to the Company’s Asian subsidiary is not tax effected as the resulting benefit is not likely to be realized.  Goodwill related to the push-down accounting of Bookings B.V. is also not tax effected.

14

Presentation and classification differences

Consolidated balance sheet

The format of a consolidated balance sheet prepared in accordance with Dutch GAAP differs in certain respects from US GAAP. Dutch GAAP requires assets to be presented in ascending order of liquidity, whereas under US GAAP such assets are presented in descending order of liquidity.

Consolidated cash flow statement

The format of a consolidated cash flow statement prepared in accordance with Dutch GAAP differs in certain respects from US GAAP. Under Dutch GAAP movements in restricted cash is shown as change in the cash and bank position, whereas under US GAAP such change is shown as investing activity.

15                                  Subsequent events

On 14 July 2005, priceline.com ACME Limited (the “Acquirer”), a newly formed, wholly (indirectly) owned English subsidiary of priceline.com Incorporated, entered into a Share Sale and Purchase Agreement with shareholders and option holders of Bookings B.V. On 14 July 2005, pursuant to the Share Sale and Purchase Agreement, the Acquirer acquired 100% of the total issued share capital of Bookings B.V.

15

priceline.com Incorporated

PRO FORMA FINANCIAL INFORMATION

(unaudited)

Introduction

On July 14, 2005, priceline.com ACME Limited (the “Acquirer”), a newly formed, wholly (indirectly) owned English subsidiary of priceline.com Incorporated (the “Company”), entered into a Share Sale and Purchase Agreement with shareholders and option holders of Bookings B.V. (“Bookings”), one of Europe’s leading providers of online services for booking hotel reservations.

Pursuant to the Share Sale and Purchase Agreement, the Acquirer acquired 100% of the total issued share capital of Bookings.  The total consideration for all of the Bookings shares was approximately $135 million, including direct acquisition costs and certain post-closing adjustments.  Substantially all of the total consideration for the Bookings shares was paid in available cash.

As part of the transaction, the Company, priceline.com International Limited (“New UK Holding”), a newly formed, wholly (indirectly) owned English subsidiary of the Company and direct owner of the Acquirer, and the Acquirer entered into arrangements with 6 key members of the management of Bookings.  Under these arrangements, the key managers purchased securities in the form of Series C ordinary shares of New UK Holding, representing approximately 6% of the share capital of New UK Holding for a total consideration of approximately £10.6 million (approximately $18.7 million).  In addition, the key managers of Bookings were granted restricted stock units that are payable in Series C ordinary shares of New UK Holding with an aggregate fair market value of approximately $1,000,000.  Subject to certain exceptions, these granted restricted stock units will vest on February 1, 2008.  The restricted stock units will not vest if the manager is not a “good leaver” or no longer a “group” employee at the vesting date.  The definition of “good leaver” includes managers who are dismissed, other than for cause, following a change in control of the Company.

As provided in the Articles of Association of New UK Holding, the holders of the Series C ordinary shares have the right to put their shares to the Company (through a wholly (indirectly) owned subsidiary) and the Company (through a wholly (indirectly) owned subsidiary) has the right to call the Series C ordinary shares, in each case at a purchase price reflecting the fair market value of the shares at the time of exercise.  Subject to certain exceptions, one-third of the granted Series C ordinary shares will be subject to the put and call options in each of 2006, 2007 and 2008, respectively, during the relevant annual option exercise period.  Moreover, subject to certain exceptions, all of the Series C ordinary shares issuable under the granted restricted stock units will be subject to put and call options in August 2008.

Certain employees of Bookings were also granted an aggregate of 150,000 non-qualified stock options to acquire shares of the common stock of the Company under the priceline.com Incorporated 1999 Omnibus Plan, as amended (the “Plan”). In addition, certain managers of Bookings were granted an aggregate of approximately 54,000 restricted stock units that are payable in common shares of the Company under the Plan.  The grant of these restricted stock units payable in common shares of the Company was in lieu of cash consideration that those managers of Bookings were to be paid under the existing Bookings employee retention plan.  Subject to certain exceptions, including accelerated vesting upon certain events constituting a change of control, the restricted stock units granted pursuant to the Plan will vest ratably over a three-year period, with one-third of the restricted stock units to vest on the first, second and third anniversaries of the date of the grant of such restricted stock units.

The restricted stock units of New UK Holding, and the restricted stock units and non-qualified stock options of the Company, were issued to Bookings management as employee compensation arrangements in the ordinary course of business and were not part of the purchase price consideration.

The Company accounted for the acquisition using the purchase method of accounting.  The Company’s cost to acquire Bookings has been allocated to the assets acquired and liabilities assumed according to their estimated fair values at the date of acquisition.  The accompanying unaudited pro forma condensed combined balance sheet as of June 30, 2005, combines the historical consolidated balance sheets of the Company and Bookings, giving effect to the acquisition as though it occurred on June 30, 2005.  The accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2004 and for the six months ended June 30, 2005, combines the historical consolidated statements of operations of the Company and Bookings, giving effect to the acquisition of Bookings as if the transaction had occurred on January 1, 2004.  The Company made pro forma adjustments to the historical consolidated financial information to give effect to events that are (i) directly attributable to the acquisition, (ii) expected to have a continuing impact on the combined results, and (iii) factually supportable.  The Unaudited Pro Forma Condensed Combined Statement of Operations excludes amortization expense attributed to the estimated fair value of sales backlog acquired since the adjustment is non-recurring in nature.  The Company will amortize the estimated fair value of sales backlog acquired amounting to $0.6 million over three months from the acquisition date in its consolidated financial statements.

The pro forma financial information should be read in conjunction with the:

• Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements;

• Company’s historical consolidated financial statements and notes included in the Company’s annual report on Form 10-K for the year ended December 31, 2004;

• Company’s Quarterly Reports on Form 10-Q for the six months ended June 30, 2005; and

• Bookings’ historical financial statements for the years ended December 31, 2004 and for the six months ended June 30, 2005 and 2004 (included in this 8-K/A filing).

The pro forma financial information is based upon certain assumptions and estimates that are subject to change. These statements are not necessarily indicative of the actual results of operations that might have occurred, nor are they necessarily indicative of expected results in the future.

priceline.com Incorporated

Unaudited Pro Forma Condensed Combined Balance Sheet

June 30, 2005

(in thousands)

	Priceline.com	Bookings B.V.	Pro Forma Adjustments		Pro Forma Combined
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$118,270	$363	$(116,371	)(a), (g)	$2,262
Restricted cash	22,041	—	—		22,041
Short-term investments	137,598	—	—		137,598
Accounts receivable, net of allowance for doubtful accounts	31,811	7,245	—		39,056
Prepaid expenses and other current assets	8,075	—	600	(c)	8,675

Total current assets	317,795	7,608	(115,771)		209,632

PROPERTY AND EQUIPMENT, net	17,627	467	—		18,094
INTANGIBLE ASSETS, net	86,737	7,673	70,927	(b), (h)	165,337
GOODWILL	127,665	5,227	72,676	(d), (h)	205,567
OTHER ASSETS	17,431	—	—		17,431

TOTAL ASSETS	$567,255	$20,975	$27,831		$616,061

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$57,175	$—	$—		$57,175
Accrued expenses	20,607	—	—		20,607
Deferred merchant bookings	8,267	—	—		8,267
Other current liabilities	7,135	5,167	—		12,302
Total current liabilities	93,184	5,167	—		98,351

Deferred income taxes	21,857	1,966	22,976	(e), (h)	46,799
Other long-term liabilities	844	—	—		844
Minority interest	4,476	—	18,697	(g)	23,173
Long-term debt	224,247	—	—		224,247
Total liabilities	344,608	7,133	41,673		393,414

SERIES B MANDATORILY REDEEMABLE PREFERRED STOCK	13,470	—	—		13,470

STOCKHOLDERS’ EQUITY:
Common stock	320	87	(87	)(f)	320
Treasury stock	(350,628)	—	—		(350,628)
Additional paid-in capital	2,073,832	10,678	(10,678	)(f)	2,073,832
Deferred compensation	(5,990)	—	—		(5,990)
Accumulated deficit	(1,508,957)	3,077	(3,077	)(f)	(1,508,957)
Accumulated other comprehensive income	600	—			600
Total stockholders’ equity	209,177	13,842	(13,842)		209,177

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$567,255	$20,975	$27,831		$616,061

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

priceline.com Incorporated

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2004

(In thousands, except per share data)

	Priceline.com	Bookings BV	Pro Forma Adjustments		Pro Forma Combined

Merchant revenues	$872,994	$—	$—		$872,994
Agency revenues	38,601	16,329	—		54,930
Other revenues	2,777	—	—		2,777
Total revenues	914,372	16,329	—		930,701

Cost of merchant revenues	714,822	—	—		714,822
Cost of agency revenues	1,395	2,680	—		4,075
Cost of other revenues	—	—	—		—
Total costs of revenues	716,217	2,680	—		718,897

Gross profit	198,155	13,648	—		211,803

Operating expenses:
Advertising - Offline	33,476	—			33,476
Advertising - Online	27,480	—
Sales and marketing	32,091	—			32,091
Personnel	35,574	5,153	823	(b)	41,550
General and administrative	16,452	5,673			22,125
Information technology	9,171	—			9,171
Depreciation and amortization	13,501	1,783	8,300	(a)	23,583
Restructuring charge/(reversal)	(12)	—			(12)
Total operating expenses	167,733	12,608	9,123		161,984

Operating income (loss)	30,422	1,040	(9,123)		49,819

Other income (expenses):
Interest income	5,112	92	—		5,204
Interest expense	(3,722)	(26)	—		(3,748)
Other	70	—	—		70
Total other income	1,460	66	—		1,526

Earnings (loss) before income taxes and equity in income of investees and minority interests	31,882	1,106	(9,123)		23,865
Income tax (expense) benefit	193	(447)	2,874	(d)	2,620
Equity in income of investees and minority interests	(566)	—	795	(c)	229
Net income (loss)	31,509	658	(5,454)		26,714

Preferred stock dividend	(1,512)	—	—		(1,512)

Net income (loss) applicable to common stockholders	$29,997	$658	$(5,454)		$25,202

Net income (loss) applicable to common stockholders per basic common share	$0.78	$0.02	$(0.14)		$0.66

Net income (loss) applicable to common stockholders per diluted common share	$0.76	$0.02	$(0.13)		$0.65

Weighted average common shares outstanding:
Basic	38,304
Diluted	42,327

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

priceline.com Incorporated

Unaudited Pro Forma Condensed Combined Statement of Operations

Six Months Ended June 30, 2005

(In thousands, except per share data)

	Priceline.com	Bookings BV	Pro Forma Adjustments		Pro Forma Combined

Merchant revenues	$464,032	$—	$—		$464,032
Agency revenues	33,783	16,597	—		50,380
Other revenues	2,134	—	—		2,134
Total revenues	499,949	16,597	—		516,546

Cost of merchant revenues	377,008	—	—		377,008
Cost of agency revenues	—	2,121	—		2,121
Cost of other revenues	—	—	—		—
Total costs of revenues	377,008	2,121	—		379,129

Gross profit	122,941	14,475	—		137,416

Operating expenses:
Advertising - Offline	19,162	—			19,162
Advertising - Online	22,137	—			22,137
Sales and marketing	18,322	—			18,322
Personnel	20,983	2,994	411	(b)	24,388
General and administrative	9,687	7,013			16,700
Information technology	5,516	—			5,516
Depreciation and amortization	10,513	924	4,327	(a)	15,763
Restructuring charge/(reversal)	(336)	—			(336)
Total operating expenses	105,984	10,930	4,738		121,652

Operating income (loss)	16,957	3,545	(4,738)		15,764

Other income (expenses):
Interest income	3,168	87	—		3,255
Interest expense	(2,531)	(110)	—		(2,641)
Other	(602)	—			(602)
Total other income	35	(23)	—		12

Earnings (loss) before income taxes and equity in income of investees and minority interests	16,992	3,522	(4,738)		15,776
Income tax (expense) benefit	(45)	(1,116)	1,492	(d)	331
Equity in income of investees and minority interests	421	—	119	(c)	540
Net income (loss)	17,368	2,406	(3,126)		16,648

Preferred stock dividend	(878)	—	—		(878)

Net income (loss) applicable to common stockholders	$16,490	$2,406	$(3,126)		$15,770

Net income (loss) applicable to common stockholders per basic common share	$0.42	$0.06	$(0.08)		$0.40

Net income (loss) applicable to common stockholders per diluted common share	$0.41	$0.06	$(0.07)		$0.39

Weighted average common shares outstanding:
Basic	38,947
Diluted	43,005

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1                       PRO FORMA ADJUSTMENTS

Exchange Rates

The functional currency for Bookings is the euro.  The Bookings historical balance sheet and statement of operations balances and euro denominated pro forma adjustments were translated into US dollars using the period end spot rate (balance sheet and related pro forma adjustments) and average exchange rates for the periods presented (statements of operations and related pro forma adjustments).

Balance Sheet Adjustments

The allocation of the purchase price is based upon the estimated fair value of assets acquired and liabilities assumed.

The final valuation of the net assets acquired will be completed as soon as possible, but not later than one year from the acquisition date.

($ in thousands)
Total acquisition costs (a)	$135,068

Book value of net assets acquired (f)	$13,842
Adjustments:
Write down pre-acquisition intangible assets and goodwill (h)	(12,900)
Write down pre-acquisition deferred taxes (h)	1,966
Intangible assets (b)	78,600
Sales backlog (c)	600
Goodwill (d)	77,901
Deferred taxes (e)	(24,941)

$135,068

a.                                       Represents acquisition purchase price, including estimated post-closing adjustments and direct acquisition costs.

b.                                      Establishes identifiable intangible assets acquired at estimated fair value.  A preliminary list of the estimated fair value and useful lives of acquired identifiable intangible assets is as follows:

	($ in thousands)	Useful lives
Supplier/distributor relationships	$59,100	13 years
Trade names	6,300	Indefinite
Internally developed software	9,100	3 years
Customer list	4,100	2 years
	$78,600

c.                                       Represents the estimated fair value of purchased sales backlog.

d.                                      Represents goodwill resulting from the allocation of the excess purchase price over the estimated fair value of assets acquired and liabilities assumed.

e.                                       Records deferred taxes for the temporary difference between the assigned values and the tax bases of the assets acquired.

f.                                         Represents elimination of Bookings B.V. equity.

g.                                      Records minority interest and cash received of approximately $18.7 million from the sale of a minority interest to certain members of Bookings B. V.’s management.

h.                                      Eliminates pre-acquisition goodwill, intangible assets and related deferred taxes.

Statement of Operations Adjustments

a.                                       Represents incremental amortization expense attributable to the estimated fair value assigned to indentifiable intangible assets acquired.

b.                                      Represents stock-based compensation expense related to restricted stock units granted to key members of Bookings B.V. management on the date of acquisition.

c.                                       To record minority interests in Bookings B.V.’s net income (loss).

d.                                      To record the tax effect of pro forma adjustments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 29, 2005	PRICELINE.COM INCORPORATED

		By:	/s/ Jeffery H. Boyd
		Name:	Jeffery H. Boyd
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Articles of Association of priceline.com International Limited, as amended.

10.1*	Share Sale and Purchase Agreement dated July 14, 2005 by and between priceline.com ACME Limited and Blue Sky Investments B.V.

23.1	Consent of KPMG Accountants N.V.

* Document previously filed as Exhibit 2.1 to priceline.com Incorporated Form 8-K filed July 20, 2005.